EXHIBIT 99.3

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA (Revised)

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

Mid-America Apartment Communities, Inc.

We have audited the accompanying consolidated balance sheets of Mid-America Apartment Communities, Inc. and subsidiaries (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002. In connection with our audits of the consolidated financial statements, we have also audited the accompanying financial statement schedule III: Real Estate and Accumulated Depreciation. These financial statements and the financial statement schedule are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule when considered in relationship to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As described in Note 1, the consolidated financial statements reflect the Company’s adoption of Statement of Financial Accounting Standards No. 145, Rescission of FASB statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.

KPMG LLP

Memphis, Tennessee

February 10, 2003, except as to paragraphs 1, 3, 17 and 25 of Note 1, paragraphs 8 and 9 of Note 3, Note 9, and Note 12 which are as of January 20, 2004

Mid-America Apartment Communities, Inc.

Consolidated Balance Sheets

December 31, 2002 and 2001

(Dollars in thousands)

	2002	2001
Assets:
Real estate assets:
Land	$124,130	$124,993
Buildings and improvements	1,290,478	1,265,327
Furniture, fixtures and equipment	34,531	32,290
Construction in progress	3,223	10,915

	1,452,362	1,433,525
Less accumulated depreciation	(283,593)	(229,913)

	1,168,769	1,203,612
Land held for future development	1,366	1,366
Commercial properties, net	7,088	4,910
Investment in and advances to real estate joint ventures	15,000	7,045

Real estate assets, net	1,192,223	1,216,933
Cash and cash equivalents	10,594	12,192
Restricted cash	7,463	11,240
Deferred financing costs, net	10,296	10,415
Other assets	18,891	12,708

Total assets	$1,239,467	$1,263,488

Liabilities and Shareholders’ Equity:
Liabilities:
Notes payable	$803,703	$779,664
Accounts payable	464	1,219
Accrued expenses and other liabilities	55,372	31,691
Security deposits	4,406	4,514
Deferred gain on disposition of properties	3,946	4,140

Total liabilities and deferred gain	867,891	821,228
Minority interest	33,405	43,902
Shareholders’ equity:
Preferred stock, $.01 par value, 20,000,000 shares authorized, $170,333,250 or $25 per share liquidation preference:
2,000,000 shares at 9.5% Series A Cumulative	20	20
1,938,830 shares at 8.875% Series B Cumulative	19	19
2,000,000 shares at 9.375% Series C Cumulative	20	20
9.5% Series E Cumulative, 0 and 1,000,000 shares at December 31, 2001, and December 31, 2002, respectively	—	10
474,500 shares at 9.25% Series F Cumulative	5	—
400,000 shares at 8.625% Series G Cumulative	4	—
Common stock, $.01 par value (authorized 50,000,000 shares; issued 17,840,183 and 17,452,678 shares at December 31, 2002 and December 31, 2001, respectively)	178	175
Additional paid-in capital	558,479	552,705
Other	(4,299)	(774)
Accumulated distributions in excess of net income	(188,155)	(145,061)
Accumulated other comprehensive loss	(28,100)	(8,756)

Total shareholders’ equity	338,171	398,358

Total liabilities and shareholders’ equity	$1,239,467	$1,263,488

See accompanying notes to consolidated financial statements.

Mid-America Apartment Communities, Inc.

Consolidated Statements of Operations

Years ended December 31, 2002, 2001 and 2000

(Dollars in thousands, except per share data)

	2002	2001	2000
	(Revised)	(Revised)	(Revised)
Revenues:
Rental revenues	$223,497	$222,798	$218,419
Other property revenues	8,035	7,779	6,338

Total property revenues	231,532	230,577	224,757
Interest and other non-property income	737	1,310	1,526
Management and fee income, net	775	755	739

Total revenues	233,044	232,642	227,022

Expenses:
Property operating expenses:
Personnel	26,166	24,624	24,192
Building repairs and maintenance	9,340	9,405	9,665
Real estate taxes and insurance	28,845	26,491	24,931
Utilities	11,334	11,875	10,465
Landscaping	6,194	6,262	6,011
Other operating	10,651	10,567	10,774
Depreciation and amortization	55,110	51,925	51,719

	147,640	141,149	137,757
Property management expenses	8,633	9,561	8,808
General and administrative expenses	6,665	6,522	6,018
Interest expense	49,448	52,598	50,736
Loss on debt extinguishment	1,444	1,189	243
Amortization of deferred financing costs	2,712	2,352	2,758

Total expenses	216,542	213,371	206,320

Income before minority interest in operating partnership income, loss from investments in unconsolidated entities, net gain on insurance settlement proceeds and disposition of assets, discontinued operations and gain on sale of discontinued operations	16,502	19,271	20,702
Minority interest in operating partnership income	(388)	(2,417)	(2,587)
Loss from investments in unconsolidated entities	(532)	(296)	(157)
Net gain on insurance settlement proceeds and disposition of assets	397	11,933	11,587

Income from continuing operations	15,979	28,491	29,545
Discontinued operations:
Property operations	162	207	242
Gain on sale	—	—	—

Net income	16,141	28,698	29,787
Preferred dividend distribution	16,029	16,113	16,114
Premiums and original issuance costs associated with the redemption of preferred stock	2,041	—	—

Net income(loss) available for common shareholders	$(1,929)	$12,585	$13,673

Net income(loss) available per common share:
Basic (in thousands):
Average common shares outstanding	17,561	17,427	17,544
Net income(loss) available per common share - Basic	$(0.11)	$0.72	$0.78
Diluted (in thousands):
Average common shares outstanding	17,561	17,427	17,544
Effect of dilutive stock options	—	105	53

Average dilutive common shares outstanding	17,561	17,532	17,597

Net income(loss) available per common share - Diluted	$(0.11)	$0.72	$0.78

See accompanying notes to consolidated financial statements.

MID-AMERICA APARTMENT COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended December 31, 2002, 2001 and 2000

(Dollars and Shares in Thousands)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Other	Accumulated Distributions in Excess of Net Income	Treasury Stock	Accumulated Other Comprehensive Loss	Total
	Shares	Amount	Shares	Amount
BALANCE DECEMBER 31, 1999	6,939	$69	17,972	$180	$563,057	$(1,053)	$(89,869)	$(7,990)	$—	464,394
Net income	—	—	—	—	—	—	29,787	—	—	29,787
Retire treasury stock	—	—	(356)	(4)	(7,986)	—	—	7,990	—	—
Repurchase of common shares (Note 7)	—	—	(259)	(3)	(6,087)	—	—	—	—	(6,090)
Issuance of common shares	—	—	60	1	1,371	—	—	—	—	1,372
Exercise of stock options	—	—	1	—	22	—	—	—	—	22
Restricted shares issued to officers and directors (Note 8)	—	—	16	—	359	(359)	—	—	—	—
Notes receivable issued for shares (Note 8)	—	—	53	1	1,218	(206)	—	—	—	1,013
Amortization of LESOP Provision employee advances (Note 8)	—	—	—	—	—	327	—	—	—	327
Shares issued in exchange for units	—	—	20	—	365	—	—	—	—	365
Adjustment for Minority Interest Ownership in Operating Partnership	—	—	—	—	853	—	—	—	—	853
Amortization of unearned compensation	—	—	—	—	—	120	—	—	—	120
Dividends on common stock ($2.32 per share)	—	—	—	—	—	—	(40,693)	—	—	(40,693)
Dividends on preferred stock	—	—	—	—	—	—	(16,114)	—	—	(16,114)

BALANCE DECEMBER 31, 2000	6,939	69	17,507	175	553,172	(1,171)	(116,889)	—	—	435,356
Comprehensive income:
Net income	—	—	—	—	—	—	28,698	—	—	28,698
Other comprehensive loss - derivative instruments (cash flow hedges)	—	—	—	—	—	—	—	—	(8,756)	(8,756)

Comprehensive income										19,942

Repurchase of common shares (Note 7)	—	—	(129)	(1)	(3,279)	—	—	—	—	(3,280)
Issuance of common shares	—	—	39	1	969	—	—	—	—	970
Exercise of stock options	—	—	5	—	124	—	—	—	—	124
Restricted shares issued to officers and directors (Note 8)	—	—	5	—	120	(120)	—	—	—	—
Amortization of LESOP Provision employee advances (Note 8)	—	—	—	—	—	372	—	—	—	372
Shares issued in exchange for units	—	—	26	—	433	—	—	—	—	433
Adjustment for Minority Interest Ownership in Operating Partnership	—	—	—	—	1,166	—	—	—	—	1,166
Amortization of unearned compensation	—	—	—	—	—	145	—	—	—	145
Dividends on common stock ($2.34 per share)	—	—	—	—	—	—	(40,757)	—	—	(40,757)
Dividends on preferred stock	—	—	—	—	—	—	(16,113)	—	—	(16,113)

BALANCE DECEMBER 31, 2001	6,939	69	17,453	175	552,705	(774)	(145,061)	—	(8,756)	398,358
Comprehensive loss:
Net income	—	—	—	—	—	—	16,141	—	—	16,141
Other comprehensive loss - derivative instruments (cash flow hedges)	—	—	—	—	—	—	—	—	(19,344)	(19,344)

Comprehensive loss										(3,203)

Issuance of common shares	—	—	53	1	1,334	—	—	—	—	1,335
Registration of common shares	—	—	—	—	(28)	—	—	—	—	(28)
Exercise of stock options	—	—	48	—	1,053	—	—	—	—	1,053
Restricted shares issued to officers and directors (Note 8)	—	—	104	1	2,665	(2,625)	—	—	—	41
Notes receivable issued for shares (Note 8)	—	—	—	—	—	(1,525)	—	—	—	(1,525)
Amortization of LESOP Provision employee advances (Note 8)	—	—	—	—	—	486	—	—	—	486
Shares issued in exchange for units	—	—	182	1	2,602	—	—	—	—	2,603

Adjustment for Minority Interest Ownership in Operating Partnership	—	—	—	—	1,571	—	—	—	—	1,571
Amortization of unearned compensation	—	—	—	—	—	139	—	—	—	139
Cash dividends on common stock ($2.34 per share)	—	—	—	—	—	—	(41,165)	—	—	(41,165)
Redemption of preferred stock	(1,000)	(10)	—	—	(24,699)	—	(2,041)	—	—	(26,750)
Issuance of preferred stock	874	9	—	—	21,276	—	—	—	—	21,285
Dividends on preferred stock	—	—	—	—	—	—	(16,029)	—	—	(16,029)

BALANCE DECEMBER 31, 2002	6,813	$68	17,840	$178	$558,479	$(4,299)	$(188,155)	$—	$(28,100)	$338,171

See accompanying notes to consolidated financial statement.

MID-AMERICA APARTMENT COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2002, 2001 and 2000

(Dollars in thousands)

	2002	2001	2000
	(Revised)	(Revised)	(Revised)
Cash flows from operating activities:
Net income	$16,141	$28,698	$29,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,975	54,403	54,602
Amortization of unearned stock compensation	625	145	120
Equity in loss of real estate joint ventures	532	296	157
Minority interest in operating partnership income	388	2,417	2,587
Loss on debt extinguishment	1,444	1,189	243
Net gain on dispositions and insurance settlement proceeds	(397)	(11,933)	(11,587)
Changes in assets and liabilities:
Restricted cash	3,777	6,232	(4,935)
Other assets	(2,883)	3,062	(2,475)
Accounts payable	(755)	(521)	(382)
Accrued expenses and other	4,337	(3,314)	3,175
Security deposits	(108)	(97)	(128)

Net cash provided by operating activities	81,076	80,577	71,164

Cash flows from investing activities:
Purchases of real estate and other assets	(37,233)	(251)	(14,799)
Improvements to existing real estate assets	(23,083)	(19,365)	(17,469)
Construction of units in progress and future development	(2,270)	(16,497)	(53,389)
Distributions from real estate joint venture	275	289	267
Contributions to real estate joint ventures	(4,054)	—	—
Note issued to real estate joint venture	(4,708)	—	—
Proceeds from disposition of real estate assets	36,891	22,645	58,428

Net cash used in investing activities	(34,182)	(13,179)	(26,962)

Cash flows from financing activities:
Net change in credit lines	60,623	(12,432)	(32,393)
Proceeds from notes payable	11,900	110,641	75,000
Principal payments on notes payable	(49,625)	(100,823)	(15,559)
Payment of deferred financing costs	(2,896)	(3,067)	(2,186)
Repurchase of common stock	—	(3,280)	(6,090)
Proceeds from issuances of common shares and units	875	1,466	2,734
Distributions to unitholders	(6,710)	(6,936)	(6,898)
Dividends paid on common shares	(41,165)	(40,757)	(40,693)
Dividends paid on preferred shares	(16,029)	(16,113)	(16,114)
Proceeds from isssuance of preferred stock	21,285	—	—
Redemption of Preferred Stock	(26,750)	—	—

Net cash used in financing activities	(48,492)	(71,301)	(42,199)

Net increase (decrease) in cash and cash equivalents	(1,598)	(3,903)	2,003

Cash and cash equivalents, beginning of year	12,192	16,095	14,092

Cash and cash equivalents, end of year	$10,594	$12,192	$16,095

Supplemental disclosure of cash flow information:
Interest paid	$49,786	$52,658	$50,277
Supplemental disclosure of noncash investing and financing activities:
Assumption of debt related to property acquisitions	$—	$—	$9,559
Conversion of units for common shares	$2,602	$433	$365
Issuance of restricted common shares	$2,665	$120	$238
Interest capitalized	$239	$1,382	$3,730

See accompanying notes to consolidated financial statements.

Mid-America Apartment Communities, Inc.

Notes to Consolidated Financial Statements

Years ended December 31, 2002, 2001 and 2000

1. Organization and Summary of Significant Accounting Policies (Revised)

Organization and Formation of the Company

Mid-America Apartment Communities, Inc. (“Mid-America”) is a self-administrated and self-managed real estate investment trust which owns, develops, constructs, acquires and operates multifamily apartment communities mainly in the southeastern United States, and in Texas. The company owns and operates 112 apartment communities, including one community classified as a discontinued operation, principally through its majority owned subsidiary, Mid-America Apartments, L.P. (the “Operating Partnership”) and its subsidiary, Mid-America Capital Partners, L.P. (“MACP”). MACP is a special purpose entity established in 1997 to issue first mortgage bonds. The Company also owns a 33.33% interest in two separate real estate joint ventures which own respectively, 10 and 1 apartment communities, for which the Company provides management services.

Basis of Presentation (Revised)

The consolidated financial statements presented herein include the accounts of Mid-America, the Operating Partnership, MACP, and all other subsidiaries (“the Company”). The Company owns 51% to 100% of all consolidated subsidiaries. The Company uses the equity method of accounting for its investments in 20 to 50 percent-owned entities for which the Company does not have the ability to exercise control. All significant intercompany accounts and transactions have been eliminated in consolidation.

In accordance with Financial Accounting Standard Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” issued by the Financial Accounting Standards Board, the consolidated statements of operations have been revised from those originally reported for the years ended December 31, 2002, 2001 and 2000 to reflect separately the results of discontinued operations for properties sold during the year ended December 31, 2003. The consolidated financial statements also reflect the Company’s adoption of Financial Accounting Standard Statement No. 145, Rescission of FASB statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. These revisions had no impact on the consolidated balance sheets, statements of shareholders’ equity or statements of cash flows, and had no impact on net income or net income per share for the years ended December 31, 2002, 2001 and 2000.

Minority Interest

Minority interest in the accompanying consolidated financial statements relates to the ownership interest in the Operating Partnership by the holders of Class A Common Units of the Operating Partnership (“Operating Partnership Units”). Mid-America is the sole general partner of the Operating Partnership. Net income is allocated to the minority interest based on their respective ownership percentage of the Operating Partnership. Issuance of additional common shares or Operating Partnership Units changes the ownership of both the minority interest and Mid-America. Such transactions and the proceeds therefrom are treated as capital transactions and result in an allocation between shareholders’ equity and minority interest to account for the change in the respective percentage ownership of the underlying equity of the Operating Partnership.

The Company’s Board of Directors established economic rights in respect to each Operating Partnership Unit that were equivalent to the economic rights in respect to each share of common stock. The holder of each unit may redeem their units in exchange for one share of common stock or cash, at the option of the Company. The Operating Partnership has followed the policy of paying the same per unit distribution in respect to the units as the per share distribution in respect to the common stock. Operating Partnership net income for 2002, 2001 and 2000 was allocated approximately 15.7%, 16.2% and 16.3%, respectively, to holders of Operating Partnership Units and 84.3%, 83.8% and 83.7%, respectively, to Mid-America.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Revenue Recognition

The Company leases multifamily residential apartments under operating leases primarily with terms of one year or less. Rental and other revenues are recorded when earned which is not materially different than on a straight-line basis.

The Company records all gains and losses on real estate in accordance with SFAS No. 66.

Rental Costs

Costs associated with rental activities are expensed as incurred. Certain costs associated with the lease-up of development projects, including cost of model units, their furnishings, signs, and “grand openings” are capitalized and amortized over their respective estimated useful lives. All other costs relating to renting development projects are expensed as incurred.

Cash and Cash Equivalents

The Company considers cash, investments in money market accounts and certificates of deposit with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash consists of escrow deposits held by lenders for property taxes, insurance, debt service and replacement reserves.

Real Estate Assets and Depreciation

Real estate assets are carried at depreciated cost. Repairs and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. The cost of interior painting, vinyl flooring and blinds are expensed as incurred.

In conjunction with acquisitions of properties, the Company’s policy is to provide in its acquisition budgets adequate funds to complete any deferred maintenance items to bring the properties to the required standard, including the cost of replacement appliances, carpet, interior painting, vinyl flooring and blinds. These costs are capitalized.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which range from 8 to 40 years for land improvements and buildings and 5 years for furniture, fixtures and equipment.

Goodwill and Intangible Assets – Adoption of Statement 142

In July 2001, the Financial Accounting Standard Board (“FASB”) issued Statement No. 142, Goodwill and Other Intangible Assets (Statement 142), which requires goodwill and intangible assets with indefinite useful lives to no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of the Statement. Statement 142 also requires intangible assets with estimable useful lives be amortized over the respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

The Company adopted Statement 142 as of January 1, 2002 and has since completed the process of evaluating its goodwill balances to determine if any impairment exists. To accomplish this, the Company identified its reporting units and determined the carrying value of each reporting unit by assigning the Company’s assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company then calculated the estimated fair value of each reporting unit and compared it to the carrying amount of each reporting unit.

The Company’s transitional goodwill impairment evaluation and its 2002 annual evaluation indicated no impairment of goodwill for its reporting units. The Company will continue to test reporting unit goodwill for potential impairment on an annual basis in the Company’s fiscal fourth quarter, or sooner if a goodwill impairment indicator is identified.

As of the date of adoption, the Company had unamortized goodwill in the amount of $5.8 million, all of which was subject to the transition provisions of Statement 142. Statement 142 requires disclosure of what net income would have been in all periods presented exclusive of amortization expense recognized in those periods related to goodwill. Below is a reconciliation of reported net income to adjusted net income and earnings per share (Dollars in thousands, except earnings per share):

	Years ended December 31,
		2001
	2002	Adjusted	Adjustment	Reported
	(Revised)	(Revised)	(Revised)	(Revised)
Net income	16,141	28,962	264	28,698
Preferred dividend distribution	16,029	16,113	—	16,113
Premiums and original issuance costs associated with the redemption of preferred stock	2,041	—	—	—

Net income(loss) available for common shareholders	$(1,929)	$12,849	$264	$12,585

Basic earnings per share
Net income(loss) available per common share	$(0.11)	$0.74	$0.02	$0.72
Diluted earnings per share
Net income(loss) available per common share	$(0.11)	$0.74	$0.02	$0.72

	Years ended December 31,
		2000
	2002	Adjusted	Adjustment	Reported
	(Revised)	(Revised)	(Revised)	(Revised)
Net income	16,141	30,104	317	29,787
Preferred dividend distribution	16,029	16,114	—	16,114
Premiums and original issuance costs associated with the redemption of preferred stock	2,041	—	—	—

Net income available for common shareholders	$(1,929)	$13,990	$317	$13,673

Basic earnings per share
Net income available per common share	$(0.11)	$0.80	$0.02	$0.78
Diluted earnings per share
Net income available per common share	$(0.11)	$0.80	$0.02	$0.78

Land Held for Future Development

Real estate held for future development are sites intended for future multifamily developments.

Investment In and Advances to Real Estate Joint Ventures

The Company’s investment in its unconsolidated real estate joint ventures are recorded on the equity method as the Company does not have a controlling interest in either joint venture. The portion of the gain realized upon the Company’s sale of apartment communities to the BRE/MAAC joint venture is deferred in proportion to the Company’s ownership interest in the joint venture. The deferred gain will be amortized over 20 years, which approximates the useful life of the joint venture’s real estate assets.

Deferred Costs and Other Intangibles

Deferred financing costs are amortized over the terms of the related debt using a method which approximates the interest method.

Derivative Financial Instruments

In the normal course of business, the Company uses certain derivative financial instruments to manage, or hedge, the interest rate risk associated with the Company’s variable rate debt or as hedges in anticipation of future debt transactions to manage well-defined interest rate risk associated with the transaction.

The Company does not use derivative financial instruments for speculative or trading purposes. Further, the Company has a policy of entering into contracts with major financial institutions based upon their credit rating and other factors. When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designated to hedge, the Company has not sustained any material loss from those instruments nor does it anticipate any material adverse effect on its net income or financial position in the future from the use of derivatives.

The Company requires that hedging derivatives instruments are effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking the hedge transaction. This process includes linking all derivatives that are designated as fair-value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedges inception and on an ongoing basis, whether the derivatives used are highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

All of the Company’s derivative financial instruments are reported at fair value and represented on the balance sheet, and are characterized as cash flow hedges. These transactions hedge the future cash flows of debt transactions through interest rate swaps that convert variable payments to fixed payments. The unrealized gains/losses in the fair value of these hedges are reported on the balance sheet with a corresponding adjustment to accumulated other comprehensive income, with any ineffective portion of the hedging transactions reclassified to earnings. During the years ended December 31, 2002, and 2001, the ineffective portion of the hedging transactions was not significant. Within the next twelve months, the Company expects to reclassify to earnings an estimated $100,000 of the current balance held in accumulated other comprehensive income due to the ineffectiveness associated with the hedging transactions.

Recent Accounting Pronouncements(Revised)

In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No.13, and Technical Corrections (Statement 145). The rescission of Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt and Statement No. 64, Extinguishments of Debt made to Satisfy Sinking-Fund Requirements eliminates an exception to general practice relating to the determination of whether certain items should be classified as extraordinary and is effective in fiscal years beginning after May 15, 2002, with earlier implementation encouraged. The rescission of Statement No. 44 and all other provisions of Statement 145 are effective for fiscal years beginning after May 15, 2002. The impact of adopting Statement 145 in 2003 resulted in the Company reclassifying the gain or loss on extinguishment of debt that was previously classified as an extraordinary item as a component of operating income for the years December 31, 2002, 2001 and 2000.

In July 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities (Statement 146). Statement 146 requires all companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Statement 146 is to be applied prospectively to exit or disposal activities after December 31, 2002. The impact of adopting Statement 146 is not expected to be material to the Company’s consolidated financial condition or results of operations taken as a whole.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34 (Interpretation 45). Interpretation 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. Interpretation 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of Interpretation 45 are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company’s consolidated financial statements. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002.

In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123 (Statement 148). Statement 148 provides alternative transition methods for voluntary changes to the fair value method of accounting for stock-based employee compensation. Statement 148 is to be adopted for fiscal years ending after December 15, 2002. In addition, Statement 148 requires modified disclosures which can be found in Note 1.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (Interpretation 46). Interpretation 46 requires all companies to consolidate the results of variable interest entities as defined by the Interpretation for which the company has a majority variable interest. Interpretation 46 is to be adopted for fiscal years or interim periods beginning after June 15, 2003. Interpretation 46 requires certain disclosures in the financial statements issued after January 31, 2003 if it is reasonably possible that the company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective. The impact of adopting Interpretation 46 is not expected to have a material effect on the Company’s consolidated financial statements.

Stock-Based Compensation

The Company adopted the 1994 Restricted Stock and Stock Option Pan (the “Plan”) to provide incentives to attract and retain independent directors, executive officers and key employees. See Note 8 for further details.

The Company has adopted SFAS No. 123, “Accounting for Stock-Based Compensation”, which requires either the (i) fair value of employee stock-based compensation plans be recorded as a component of compensation expense in the statement of operations as of the date of grant of awards related to such plans, or (ii) impact of such fair value on net income and earnings per share be disclosed on a pro forma basis in a footnote to financial statements for awards granted after December 15, 1994, if the accounting for such awards continues to be in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”). The Company will continue such accounting under the provisions of APB 25.

The following table reflects the effect on net income if the fair value method of accounting allowed under SFAS No. 123 had been used by the Company along with the applicable assumptions utilized in the Black-Scholes option pricing model calculation (dollars and shares in thousands, except per share data):

	Years Ended December 31,
	2002	2001	2000
Net income(loss) available for common shareholders	$(1,929)	$12,585	$13,673
Add: Stock-based employee compensation expense included in reported net income	—	—	—
Less: Stock-based employee compensation expense determined under fair value method of accounting	189	187	179

Pro forma net income available for common shareholders	$(2,118)	$12,398	$13,494

Average common shares outstanding - Basic	17,561	17,427	17,544
Average common shares outstanding - Diluted	17,561	17,532	17,597

Net income(loss) available per common share:
Basic as reported	$(0.11)	$0.72	$0.78
Basic pro forma	$(0.12)	$0.71	$0.77
Diluted as reported	$(0.11)	$0.72	$0.78
Diluted pro forma	$(0.12)	$0.71	$0.77

Assumptions:
Risk free interest rate	4.30%	4.86%	5.28%
Expected life - Years	6.5	6.8	7.0
Expected volatility	15.45%	13.65%	14.05%
Expected dividends	9.57%	8.90%	10.16%

Reclassification

Certain prior year amounts have been reclassified to conform to 2002 presentation. The reclassifications had no effect on net income available for common shareholders.

2. Real Estate Joint Ventures

The Company currently owns a 33.33% interest in a joint venture (“Bre/MAAC”) with Blackstone Real Estate Acquisitions, LLC (“Blackstone”) which was formed in 1999 when the Company sold 10 apartment communities containing 2,793 apartment units to Bre/MAAC for $97.9 million. The following is a summary of the financial position of Bre/MAAC as of December 31, 2002 (dollars in 000’s):

Assets
Real Estate Assets, Gross	$105,926
Real Estate Assets, Net	92,087
Other Assets	3,789

Total Assets	$95,876

Liabilities and Equity
Mortgage Debt	$80,532
Debt – Mid-America Apartments, LP	3,418
Other Liabilities	3,675
Equity	8,251

Total Liabilities and Equity	$95,876

Total Revenues	$18,555
NOI	$10,029
Depreciation Expense	$4,160
Net Loss	$989

The Company earns interest on its loan to Bre/MAAC at an average interest rate of 9.6% and manages the communities for a fee of 4% of revenues. Upon the original sale of the assets to Bre/MAAC, the Company recognized a gain of approximately $9.0 million and deferred gains for the Company’s retained interest of approximately $4.8 million. Distributions to Blackstone from one of the properties is subject to a minimum threshold, supported by the Company’s share of distributions from the joint venture, which reduced the Company’s share of total distributions by $121,000 in 2002. Effective April 2002, each partner’s interest became subject to a “right of first offer” in which the Offeror can offer to sell its investment in any one or more properties to the other partner (the Offeree). In the event the Offeree declines to purchase the Offeror’s investment, the property is then put up for sale.

The Company also currently owns a 33.33% interest in a joint venture (“CH/Realty”) with Crow Holdings which was formed in 2002 when the Company transferred ownership of the Preston Hills apartments into the joint venture. The following is a summary of the financial position of CH/Realty as of December 31, 2002 (dollars in 000’s):

Assets
Real Estate Assets, Gross	$34,065
Real Estate Assets, Net	33,942
Other Assets	686

Total Assets	$34,628

Liabilities and Equity
Mortgage Debt	$17,500
Debt – Mid-America Apartments, LP	4,708
Other Liabilities	200
Equity	12,220

Total Liabilities and Equity	$34,628

Total Revenues	$403
NOI	$231
Depreciation Expense	$123
Net Income	$5

The Company earns interest on its loan to CH/Realty at an average interest rate of 9% and manages the communities for a fee of 4% of revenues.

Investments in and advances to real estate joint ventures consisted of the following at December 31, 2002, and 2001, respectively: investment in Bre/MAAC: $2.8 million and $3.6 million, investment in CH/Realty: $4.1 million and $0, advances to Bre/MAAC: $3.4 million and $3.4 million, and advances to CH/Realty: $4.7 million and $0. The equity in loss on real estate joint ventures for the year ended December 31, 2002 represents the Company’s 33.33% share of both Bre/MAAC and CH/Realty’s net loss less amounts due to Blackstone under the terms of the minimum threshold as described above.

3. Borrowings (Revised)

The Company maintains a $550 million secured credit facility with Prudential Mortgage Capital, credit-enhanced by FNMA (the “FNMA Facility”). $313 million of the FNMA Facility expires in 2004, renewable for two successive 5-year terms, while the remaining $237 million expires in 2007, renewable for a 5-year term. The FNMA Facility provides for both fixed and variable rate borrowings. The interest rate on the variable portion renews every 90 days and is based on the FNMA discount mortgage backed security rate on the date of renewal, which, for the Company, has historically approximated three-month LIBOR less an average of .09%, plus a fee of .67%. Borrowings under the FNMA Facility totaled $346.8 million at December 31, 2002, consisting of $110 million under the fixed portion at a rate of 7.179% and the remaining $236.8 million under the variable rate portion of the facility. The average variable interest rate of the facility at December 31, 2002 was 2.15%. The Company has five interest rate swap agreements, totaling $125 million to lock the interest rate on a portion of the variable rate borrowings outstanding under the FNMA Facility at approximately 6.9%. The swaps are highly effective and are designed as cash flow hedges. The FNMA Facility is subject to certain borrowing base calculations that effectively reduce the amount that may be borrowed.

Additionally, the Company has a $46.7 million Tax-Free Bond Facility with FNMA. $34.8 million of the facility is swapped on the BMA Municipal Swap Index. The swaps expire in 2007 and 2008 and effectively fix interest rates at 4.2% through this period, which is a highly effective hedge.

The Company also maintains a $70 million secured credit facility with a group of banks led by AmSouth Bank (the “AmSouth Credit Line”). The AmSouth Credit Line bears an interest rate of LIBOR plus a spread ranging from 1.35% to 1.75% (1.35% at December 31, 2002) based on certain quarterly coverage calculations established by the agreement. This credit line expires in May 2003 and is subject to certain borrowing base calculations that effectively reduce the amount that may be borrowed. At December 31, 2002, the Company had $33.1 million available to be borrowed under the AmSouth Credit Line agreement with $503,000 outstanding at an interest rate of 2.73% under this facility and $10.1 million of letters of credit, predominately used to credit-enhance certain tax-free bonds.

The Company also had outstanding at December 31, 2002 a $10 million unsecured short-term note payable with Compass Bank at an interest rate of 2.69%, which matured in January 2003.

At December 31, 2002, the Company had $122.3 million (after considering the impact of interest rate swap and cap agreements) variable rate debt outstanding at an average interest rate of 2.1% and an additional $9.9 million (after considering the impact of interest rate swap and cap agreements) of tax-free variable rate debt outstanding at an average rate of 2.5%. The interest rate on all other debt was hedged or fixed at an average interest rate of 6.6%.

The Company had approximately $446.4 million and $482.9 million at December 31, 2002 and 2001, respectively, outstanding under various mortgage notes and bonds payable secured by real estate assets.

The Company had outstanding at December 31, 2002, $142 million aggregate principal amount of 6.376% bonds due in 2003 (the “Bonds”). The Bonds are secured by a first priority deed of trust, security agreement and assignment of rents and leases in 26 mortgaged properties. On March 3, 2003 these bonds were refinanced through the FNMA Facility.

During 2002, the Company refinanced multiple properties and moved them under the FNMA facility. The Company also refinanced four tax-free bonds representing $29.7 million and moved them into the Tax-Free Bond Facility with FNMA. The Company incurred a prepayment penalty of approximately $1,444,000 related to the early extinguishment of the debt which is included in “Loss on debt extinguishment” in the accompanying financial statements.

During 2001, the Company refinanced multiple properties and moved them under the FNMA facility. The Company also refinanced three tax-free bonds and moved them into a new tax-free bond credit facility with Prudential Mortgage Capital, credit-enhanced by FNMA. The Company incurred a prepayment penalty of approximately $1,189,000 related to the early extinguishment of the debt which is included in “Loss on debt extinguishment” in the accompanying financial statements.

As of December 31, 2002, the Company estimated that the weighted average interest rate on the Company’s debt was 5.8% with an average maturity of 10.9 years.

The following table summarizes the Company’s indebtedness at December 31, 2002, and 2001 (dollars in millions):

	Actual Interest Rates	Average Interest Rate	Maturity	2002	2001
Fixed Rate:
Taxable	5.770-9.006%	6.843%	2003-2037	$416.9	$451.5
Tax-exempt	5.281-7.594%	6.081%	2019-2028	88.0	101.9
Interest rate swaps	2.770-7.413%	6.304%	2005-2008	159.8	142.0
Interest rate cap	2.395%	2.395%	2007	6.8	0

				$671.5	$695.4

Variable Rate:(1)
Taxable	2.039-2.730%	2.120%	2003-2014	$122.3	$61.7
Tax-exempt	2.395-2.650%	2.518%	2028-2032	9.9	22.6

				$132.2	$84.3

				$803.7	$779.7

(1)	Amounts are adjusted to reflect interest rate swap and cap agreements which results in the Company paying fixed interest payments over the terms of the interest rate swaps and on changes in interest rates above the strike rate of the cap.

Scheduled principal repayments on the borrowings at December 31, 2002 are as follows (dollars in thousands):

Year	Amortization	Maturities	Total
2003	$3,512	$160,972	$164,484
2004	3,650	71,671	75,321
2005	3,891	—	3,891
2006	3,980	36,010	39,990
2007	3,427	—	3,427
Thereafter	107,180	409,410	516,590

	$125,640	$678,063	$803,703

The Company’s indebtedness includes various restrictive financial covenants. The Company believes that it was in compliance with these covenants as of December 31, 2002.

4. Fair Value Disclosure of Financial Instruments

Cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities and security deposits are carried at amounts which reasonably approximate their fair value due to their short term nature.

Fixed rate notes payable at December 31, 2002 and 2001 total $504.9 million and $553.4 million, respectively, and have an estimated fair value of $470.4 million and $515.0 million (excluding prepayment penalties) based upon interest rates available for the issuance of debt with similar terms and remaining maturities as of December 31, 2002 and 2001. The carrying value of variable rate notes payable (excluding the effect of interest rate swap agreements) at December 31, 2002 and 2001 total $298.8 million and $246.3 million, respectively, which reasonably approximates their fair value because the related variable interest rates available for the issuance of debt with similar terms and remaining maturities reasonably approximate market rates. The carrying value of interest rate swap agreements at December 31, 2002 and 2001 total $159.8 million and $142.0 million, respectively, and have an estimated fair value of ($28.1) million and ($8.8) million based upon interest rates available for interest rate swaps with similar terms and remaining maturities as of December 31, 2002 and 2001. The fair market value of the Company’s interest rate cap agreement with a notional amount of $6.8 million was approximately $16,000 at December 31, 2002. The Company had not entered into any interest rate caps as of December 31, 2001.

The fair value estimates presented herein are based on information available to management as of December 31, 2002 and 2001. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

5. Commitments and Contingencies

The Company is not presently subject to any material litigation nor, to the Company’s knowledge, with advice of legal counsel, is any material litigation threatened against the Company, other than routine litigation arising in the ordinary course of business, some of which is expected to be covered by liability insurance and none of which is expected to have a material adverse effect on the consolidated financial statements of the Company.

The Company had total expenses related to operating leases for the years ended December 31, 2002, 2001, and 2000 of $16,000, $527,000 and $407,000, respectively.

The Company has no commitments for the next five years under operating lease agreements outstanding at December 31, 2002.

6. Income Taxes

No provision for federal income taxes has been made in the accompanying consolidated financial statements. The Company has made an election to be taxed as a Real Estate Investment Trust (“REIT”) under Sections 856 through 860 of the Code. As a REIT, the Company generally is not subject to Federal income tax to the extent it distributes 90% of its REIT taxable income to its shareholders and meets certain other tests relating to the number of shareholders, types of assets and allocable income. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to the Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Even though the Company qualifies for taxation as a REIT, the Company may be subject to certain Federal, state and local taxes on its income and property and to Federal income and excise tax on its undistributed income.

Earnings and profits, which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes primarily because of differences in depreciable lives, bases of certain assets and liabilities and in the timing of recognition of earnings upon disposition of properties. For federal income tax purposes, the following summarizes the taxability of cash distributions paid on the common shares in 2001 and 2000 and the estimated taxability for 2002:

	2002	2001	2000
Per common share
Ordinary income	$1.16	$1.28	$1.31
Capital gains	—	.32	.25
Return of capital	1.18	.74	.76

Total	$2.34	$2.34	$2.32

7. Shareholders’ Equity

Series A Preferred Stock

Series A Cumulative Preferred Stock (“Series A Preferred Stock”) has a $25.00 per share liquidation preference and a preferential cumulative annual distribution of $2.375 per share, payable monthly. The Company has outstanding 2,000,000 Series A Preferred shares for which it received net proceeds of $47.8 million. Since November 1, 2001, the Series A Preferred shares have been redeemable for cash at the option of the Company, in whole or in part, at a redemption price equal to the liquidation preference plus dividends accrued and unpaid to the redemption date.

Series B Preferred Stock

Series B Cumulative Preferred Stock (“Series B Preferred Stock”) has a $25.00 per share liquidation preference and a preferential cumulative annual distribution of $2.21875 per share, payable monthly. The Company has outstanding 1,938,830 Series B Preferred shares for which it received net proceeds of $46.6 million. Since December 1, 2002, the Series B Preferred shares have been redeemable for cash at the option of the Company, in whole or in part, at a redemption price equal to the liquidation preference plus dividends accrued and unpaid to the redemption date.

Series C Preferred Stock

Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) has a $25.00 per share liquidation preference and a preferential cumulative annual distribution of $2.34375 per share, payable quarterly. The Company has outstanding 2,000,000 Series C Preferred shares for which it received net proceeds of $48.1 million. On and after June 30, 2003, the Series C Preferred shares will be redeemable for cash at the option of the Company, in whole or in part, at a redemption price equal to the liquidation preference plus dividends accrued and unpaid to the redemption date.

Series D Preferred Stock - Shareholders Rights Plan

The Board of Directors authorized a Shareholders Rights Plan (the “Rights Plan”). In implementing the Rights Plan, the Board declared a distribution of one right for each of the Company’s outstanding common shares which would become exercisable only if a person or group (the “Acquiring Person”) becomes the beneficial owner of 10% or more of the common shares or announces a tender or exchange offer that would result in ownership of 10% of the Company’s common shares. The rights will trade with the Company’s common stock until exercisable. Each holder of a right, other than the Acquiring Person, is in that event entitled to purchase one common share of the Company for each right at one half of the then current price.

Series E Preferred Stock

In 2002, the Company redeemed all of the outstanding shares of its Series E Cumulative Preferred Stock (“Series E Preferred Stock”) which had been issued in a direct placement with a private investor. The Company used the proceeds from two new preferred stock issuances along with $5 million of debt proceeds to redeem all of the 1,000,000 outstanding shares at a 7% premium (totaling $1.75 million) for an aggregate purchase price of $26.75 million.

Series F Preferred Stock

In 2002, The Company issued Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) with a $25.00 per share liquidation preference and a preferential cumulative annual distribution of $2.3125 per share, payable monthly. The Company has outstanding 474,500 Series F Preferred shares for which it received an aggregate principal amount of $11.9 million. On and after October 16, 2007, the Series F Preferred shares will be redeemable for cash at the option of the Company, in whole or in part, at a redemption price equal to the liquidation preference plus dividends accrued and unpaid to the redemption date.

Series G Preferred Stock

In 2002, The Company issued Series G Cumulative Redeemable Preferred Stock (“Series G Preferred Stock”) with a $25.00 per share liquidation preference and a preferential cumulative annual distribution of $2.15625 per share, payable monthly. The Company has outstanding 400,000 Series G Preferred shares issued in a direct placement with a private investor for which it received an aggregate principal amount of $10.0 million. On or after October 10, 2004, the Company may give notice of its intent to redeem all or part of the Series G Preferred Stock beginning on or after October 10, 2005 in increments of $1 million.

On or after October 10, 2004, the investor may give notice of its intent to put all or part of the Series G Preferred Stock beginning on or after October 10, 2005 in increments of $1 million.

Direct Stock Purchase and Distribution Reinvestment Plan

The Company has a Direct Stock Purchase and Distribution Reinvestment Plan (“DSPDRP”) pursuant to which the Company’s shareholders have the ability to reinvest all or part of distributions from the Company’s common stock, preferred stock or limited partnership interests in Mid-America Apartments, L.P. into the Company’s common stock. Also, the plan provides the opportunity for shareholders to buy additional common shares through an optional cash investment. The Company has registered with the Securities and Exchange Commission the offer and sale of up to 1,600,000 shares of common stock pursuant to the DSPDRP. Additional shares will be purchased at the market price on the “Investment Date” each month, which shall in no case be later than ten business days following the distribution payment date. Common stock shares totaling 28,715, in 2002, 27,090, in 2001, and 25,242 in 2000 were acquired by shareholders.

Stock Repurchase Plan

In 1999, the Company’s Board of Directors approved a stock repurchase plan to acquire up to a total of 4.0 million shares of the Company’s common shares. Through December 31, 2002, the Company has repurchased and retired approximately 1.9 million shares of common stock for a cost of approximately $42 million at an average price per common share of $22.54. No shares were repurchased in 2002.

Earnings Per Share

The computation of basic earnings per share is based on the weighted average number of common shares outstanding. The computation of diluted earnings per share is based on the weighted average number of common shares outstanding plus the shares resulting from the assumed exercise of all dilutive outstanding options using the treasury stock method. As the Company reported a net loss available for common shareholders in 2002, the effect of dilutive shares has been excluded from earnings per share calculations because including such shares would be anti-dilutive.

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2002, 2001 and 2000 is presented on the Consolidated Statements of Operations.

8. Employee Benefit Plans

401 (k) Savings Plan

The Mid-America Apartment Communities, Inc. 401(k) Savings Plan is a defined contribution plan that satisfies the requirements of Section 401(a) and 401(k) of the Code. The Company may, but is not obligated to, make a matching contribution of $.50 for each $1.00 contributed, up to 6% of the participant’s compensation. The Company’s contribution to this plan was $262,000, $240,000 and $216,000 in 2002, 2001 and 2000, respectively.

Non-Qualified Deferred Compensation Plan

The Company has adopted a non-qualified deferred compensation plan for key employees who are not qualified for participation in the Company’s 401(k) Savings Plan. Under the terms of the plan, employees may elect to defer a percentage of their compensation and the Company matches a portion of their salary deferral. The plan is designed so that the employees’ investment earnings under the non-qualified plan should be the same as the earning assets in the Company’s 401(k) Savings Plan. The Company’s match to this plan in 2002, 2001 and 2000 was $24,200, $30,200 and $27,800, respectively.

Employee Stock Purchase Plan

The Mid-America Apartment Communities, Inc. Employee Stock Purchase Plan (the “ESPP”) provides a means for employees to purchase common stock of the Company. The Board has authorized the issuance of 150,000 shares for the plan. The ESPP is administered by the Compensation Committee who may annually grant options to employees to purchase annually up to an aggregate of 15,000 shares of common stock at a price equal to 85% of the market price of the common stock. For 2002, 2001 and 2000, the ESPP purchased 4,342, 4,163 and 4,326 shares, respectively.

Employee Stock Ownership Plan

The Mid-America Apartment Communities, Inc. Employee Stock Ownership Plan (the “ESOP”) is a non-contributory stock bonus plan that satisfies the requirements of Section 401(a) of the Internal Revenue Code. Each employee of the Company is eligible to participate in the ESOP after attaining the age of 21 years and completing one year of service with the Company. Participants’ ESOP accounts will be 100% vested after five years of continuous service, with no vesting prior to that time. The Company contributed 22,500 shares of common stock to the ESOP upon conclusion of the Initial Offering. During 2002, 2001 and 2000, the Company contributed approximately $570,000, $600,000 and $600,000, respectively, to the ESOP which purchased an additional 22,493, 22,562 and 25,967 shares, respectively.

Stock Option Plan

The Company has adopted the 1994 Restricted Stock and Stock Option Plan (the “Plan”) to provide incentives to attract and retain independent directors, executive officers and key employees. The Plan provides for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”). The Plan also allows the Company to grant options to purchase Operating Partnership Units at the price of the common stock on the New York Stock Exchange on the day prior to issuance of the units (the “LESOP Provision”). The Plan authorizes the issuance of 2,400,000 common shares or options to acquire shares which vest over five years. Under the terms of the Plan, the Company can advance directors, executive officers, and key employees a portion of the cost of the common stock or units. The employee advances mature five years from date of issuance and accrue interest, payable in arrears, at a rate established at the date of issuance. The

Company has also entered into supplemental bonus agreements with the employees which are intended to fund the payment of a portion of the advances over a five year period. Under the terms of the supplemental bonus agreements, The Company will pay bonuses to these employees equal to 3% of the original note balance on each anniversary date of the advance, limited to 15% of the aggregate purchase price of the shares and units. In March of 2002, the Company entered into duplicate supplemental bonus agreements on the then existing options to executive officers, effectively doubling their advances. The advances become due and payable and the bonus agreement will terminate if the employees voluntarily terminate their employment with the Company. The Company also agreed to pay a bonus to certain executive officers in an amount equal to the debt service on the advances for as long as they remain employed by the Company.

As of December 31, 2002, the Company had advances outstanding relating to the Plan totaling $1,839,000, which is presented as a reduction to shareholders’ equity in the accompanying consolidated balance sheets. Advances to executive officers totaled $1,756,000 at interest rates ranging from 5.59%-6.49% and maturing at various dates from 2003 to 2010. Advances to key employees totaled $84,000 at interest rates ranging from 8.25%-9.0% maturing at various dates from 2004 to 2005.

In 2002, 2001, and 2000, the Company issued 5,416, 5,450 and 5,450 restricted shares, respectively, to independent directors. The shares are issued into the Outside Director Deferred Compensation Plan and are issued to the director in two annual installments beginning within 90 days following the year-end of the year in which the director ceases to serve on the Board of Directors.

In 2002, the Company issued 97,881 restricted shares to key managers at a price of $25.65. These shares vest 20% a year for five consecutive years beginning in 2007, with the ability for early vesting if the Company meets certain pre-set performance goals.

In 2000, the Company issued 10,750 restricted shares to executive officers at a price of $22.1875. These shares will vest 10% each over the next ten years. The executive officers have the option to accelerate the vesting in lieu of bonuses.

A summary of changes in Options to acquire shares of the Company’s common stock and Operating Partnership Units, including grants and exercises pursuant to the LESOP provision, for the three years ended December 31, 2002 is as follows:

	Options	Weighted Average Exercise Price
Outstanding at December 31, 1999	923,269	25.35
Granted	401,000	22.29
Exercised	(54,350)	22.93
Forfeited	(70,325)	24.78

Outstanding at December 31, 2000	1,199,594	24.47
Granted	341,700	22.14
Exercised	(69,900)	20.84
Forfeited	(241,900)	23.81

Outstanding at December 31, 2001	1,229,494	23.94
Granted	349,400	25.52
Exercised	(44,290)	21.64
Forfeited	(110,580)	24.34

Outstanding at December 31, 2002	1,424,024	24.37

Options exercisable:
December 31, 2000	381,744	24.25
December 31, 2001	425,694	25.24
December 31, 2002	534,819	25.58

Exercise prices for options outstanding as of December 31, 2002 ranged from $19.75 to $29.50. The weighted average remaining contractual life of those options is 6.5 years.

9. Earnings from Discontinued Operations (Revised)

In accordance with FAS Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company sold one property in 2003 and has classified it as discontinued operations in the Consolidated Statements of Operations contained in this report. The following is a summary of earnings from discontinued operations for the three years ended December 31, 2002:

(Dollars in thousands)	2002	2001	2000
Revenues:
Rental revenues	$623	$612	$620
Other property revenues	4	3	2

Total revenues	627	615	622
Expenses:
Property operating exenses	312	282	255
Depreciation and amortization	153	126	125

Total expenses	465	408	380

Earnings from discontinued operations	$162	$207	$242

10. Derivative Financial Instruments

In the normal course of business, the Company uses certain derivative financial instruments to manage, or hedge, the interest rate risk associated with the Company’s variable rate debt or as hedges in anticipation of future debt transactions to manage well-defined interest rate risk associated with the transaction.

The Company does not use derivative financial instruments for speculative or trading purposes. Further, the Company has a policy of entering into contracts with major financial institutions based upon their credit rating and other factors. When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designated to hedge, the Company has not sustained any material loss from those instruments nor does it anticipate any material adverse effect on its net income or financial position in the future from the use of derivatives.

The Company requires that hedging derivatives instruments are effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking the hedge transaction. This process includes linking all derivatives that are designated as fair-value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedges inception and on an ongoing basis, whether the derivatives used are highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

All of the Company’s derivative financial instruments are reported at fair value and represented on the balance sheet, and are characterized as cash flow hedges. These transactions hedge the future cash flows of debt transactions through interest rate swaps that convert variable payments to fixed payments and an interest rate cap that hedges cash flows from interest payments above a specific level. The unrealized gains/losses in the fair value of these hedges are reported on the balance sheet with a corresponding adjustment to accumulated other comprehensive income, with any ineffective portion of the hedging transactions reclassified to earnings. During the years ended December 31, 2002, and 2001, the ineffective portion of the hedging transactions was not significant. Within the next twelve months, the Company expects to reclassify to earnings an estimated $100,000 of the current balance held in accumulated other comprehensive income due to the ineffectiveness associated with the hedging transactions.

The Company has five interest rate swaps with a total notional balance of $125 million which have variable legs based on one or three-month Libor, and fixed legs with an average rate of 6.9%. The swaps have expirations between 2003 and 2007, and have to date proven to be highly effective hedges of the Company’s variable rate debt. Through the use of these swaps the Company believes it has effectively fixed the rate during these periods of $125 million of variable rate borrowings issued through the FNMA Facility. Additionally, the Company has three interest rate swaps with a total notional balance of $34,790,000 based on the BMA Municipal Swap Index, which expire in 2007 and 2008, effectively fixing the interest rate of $34,790,000 of the Tax-Free Bond Facility at 4.2% through this period, which is a highly effective hedge. The Company also entered into a cap agreement on a notional amount of $6.8 million within the Tax-Free Bond Facility. The 5-year cap agreement has a strike rate of 6% as indexed on the BMA Municipal Swap Index.

The Company has also executed five forward interest rate swaps with a total notional balance of $175 million all of which become operative in 2003. The variable legs of these forward interest rate swaps are based on three-month Libor and the fixed legs have an average rate of 5.8%. The swaps have lives from two to seven years and are designated as cash flow hedges on future planned refinancings.

At December 31, 2002 all of these interest rate swaps and caps were designated as cash flow hedges in accordance with SFAS No. 133 and have a net liability fair value of ($28,100,000) and $16,000, respectively.

11. Related Party Transactions

Pursuant to a management contract with the Company’s joint ventures, the Company manages the operations of the 11 joint venture apartment communities for a fee of 4% of the revenues of the joint ventures. The Company received approximately $775,000, $755,000 and $739,000 as management fees from the joint ventures in 2002, 2001 and 2000, respectively.

The Company has a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of First Tennessee National Corporation (“FTNC”), has committed approximately $20 million towards this line of credit. The Company has also entered into a forward interest rate swap agreements with FTNC for a total notional amount of $75 million with a three-month LIBOR fixed leg. One of the Company’s directors, Mr. Horn, is the Chairman of the Board and former Chief Executive Officer and President of FTNC. The line of credit was entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties.

12. Segment Information

At December 31, 2002, the Company owned or had an ownership interest in 123 multifamily apartment communities, including the 11 apartment communities owned by the Company’s joint ventures and the one community classified as a discontinued operation, in 12 different states from which it derives all significant sources of earnings and operating cash flows. The Company’s operational structure is organized on a decentralized basis, with individual property managers having overall responsibility and authority regarding the operations of their respective properties. Each property manager individually monitors local and area trends in rental rates, occupancy percentages, and operating costs. Property managers are given the on-site responsibility and discretion to react to such trends in the best interest of the Company. The Company’s chief operating decision maker evaluates the performance of each individual property based on its contribution to net operating income in order to ensure that the individual property continues to meet the Company’s return criteria and long term investment goals. The Company defines each of its multifamily communities as an individual operating segment. It has also determined that all of its communities have similar economic characteristics and also meet the other criteria which permit the communities to be aggregated into one reportable segment, which is acquisition, development, and operation of the multifamily communities owned.

The revenues, net operating income, assets and real estate investment capital expenditures for the aggregated multifamily segment are summarized as follows for the years ended as of December 31, 2002, 2001 and 2000 (Dollars in 000’s): For purposes of this disclosure, multifamily revenues, net operating income and real estate assets include amounts related to the 11 properties owned by the unconsolidated joint ventures and amounts related to the one property classified as a discontinued operation.

	2002	2001	2000
	(Revised)	(Revised)	(Revised)
Multifamily rental revenues	$242,905	$242,189	$237,330
Other multifamily revenues	8,212	7,930	6,517

Segment revenues	251,117	250,119	243,847
Reconciling items to consolidated revenues:
Joint ventures revenues	(18,958)	(18,927)	(18,468)
Discontinued operations revenues	(627)	(615)	(622)
Interest income and other non-property income	737	1,310	1,526
Management and fee income, net	775	755	739

Total revenues	$233,044	$232,642	$227,022

Multifamily net operating income	149,577	152,171	149,288
Reconciling items to net income:
Joint Venture net operating income	(10,260)	(10,485)	(10,202)
Discontinued operations net operating income	(315)	(333)	(367)
Interest income and other non-property income	737	1,310	1,526
Management and fee income, net	775	755	739
Equity in loss of real estate joint ventures	(532)	(296)	(157)
Depreciation and amortization	(55,110)	(51,925)	(51,719)
Property management expenses	(8,633)	(9,561)	(8,808)
General and administrative expenses	(6,665)	(6,522)	(6,018)
Interest expense	(49,448)	(52,598)	(50,736)
Loss on debt extinguishment	(1,444)	(1,189)	(243)
Amortization of deferred financing costs	(2,712)	(2,352)	(2,758)
Gain on dispositions, net	397	11,933	11,587
Minority interest in operating partnership income	(388)	(2,417)	(2,587)
Discontinued property operations	162	207	242
Preferred dividend distributions	(16,029)	(16,113)	(16,114)
Premiums and original issuance costs associated with the redemption of preferred stock	(2,041)	—	—

Net income/(loss) available for common shareholders	$(1,929)	$12,585	$13,673

	2002	2001
Assets:
Multifamily real estate assets	$1,592,353	$1,537,625
Accumulated depreciation - multifamily assets	(297,556)	(239,586)

	1,294,797	1,298,039
Reconciling items to total assets:
Joint ventures multifamily real estate assets, net	126,028	94,427
Land held for future development	1,366	1,366
Commercial properties, net	7,088	4,910
Investment in and advances to real estate joint ventures	15,000	7,045
Cash and restricted cash	18,057	23,432
Other assets	29,187	23,123

Total Assets	$1,239,467	$1,263,488

	2002	2001	2000
Multifamily expenditures for property improvements and construction	$27,181	$37,953	$72,316
Less reconciling items:
Joint ventures property improvements	(1,828)	(2,091)	(1,458)

Total expenditures for property improvements and construction	$25,353	$35,862	$70,858

13. Subsequent Events

DISTRIBUTION. In January 2003, the Company announced a quarterly distribution to common shareholders of $.585 per share, paid on January 31, 2003.

ACQUISITIONS.

On January 20, 2003, CH/Realty acquired The Preserve at Arbor Lakes, a 284-unit apartment community in Jacksonville, FL, for $22.1 million.

On February 7, 2003, the Company acquired the Green Oaks apartments, a 300-unit apartment community located in Grand Prairie, TX for $18.9 million. The Company plans to contribute the property to CH/Realty once a financing commitment has been received under the provisions of the joint venture’s Freddie Mac credit facility.

14. Selected Quarterly Financial Information (Unaudited) (Revised)

Mid-America Apartment Communities, Inc.

Quarterly Financial Data (Unaudited)

(Dollars in thousands except per share data)

	Year Ended December 31, 2002
	First	Second	Third	Fourth
	(Revised)	(Revised)	(Revised)	(Revised)
Total revenues	$57,038	$58,173	$59,595	$58,238
Income from continuing operations before minority interest in operating partnership income, loss from investments in unconsolidated entities and net gain on insurance settlement proceeds and disposition of assets	$4,310	$4,856	$4,119	$3,217
Minority interest in operating partnership income	$87	$246	$28	$27
Loss from investments in unconsolidated entities	$23	$190	$204	$115
Net gain(loss) on insurance settlement proceeds and disposition of assets	$64	$501	$(128)	$(40)
Discontinued operations:
Property operations	$36	$49	$38	$39
Gain on sale	$—	$—	$—	$—
Net income(loss) available for common shareholders	$272	$941	$(231)	$(2,911)
Per share:
Basic and diluted:
Net income(loss) available per common share	$0.02	$0.05	$(0.01)	$(0.17)
Dividend declared	$0.585	$0.585	$0.585	$0.585

	Year Ended December 31, 2001
	First	Second	Third	Fourth
	(Revised)	(Revised)	(Revised)	(Revised)
Total revenues	$57,412	$58,852	$58,057	$58,321
Income from continuing operations before minority interest in operating partnership income, loss from investments in unconsolidated entities and net gain on insurance settlement proceeds and disposition of assets	$4,869	$4,586	$5,033	$3,878
Minority interest in operating partnership income	$102	$67	$1,816	$432
Loss from investments in unconsolidated entities	$145	$(34)	$63	$122
Net gain(loss) on insurance settlement proceeds and disposition of assets	$169	$(5)	$9,900	$1,869
Discontinued operations:
Property operations	$70	$54	$36	$47
Gain on sale
Net income(loss) available for common shareholders	$833	$573	$9,062	$2,117
Per share:
Basic and diluted:
Net income available per common share	$0.05	$0.03	$0.52	$0.12
Dividend declared	$0.585	$0.585	$0.585	$0.585

Mid-America Apartment Communities, Inc.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2002

(Dollars in thousands)

Property	Location	Encum- brances		Initial Cost		Cost Capitalized subsequent to Acquisition		Gross Amount carried at December 31, 2002 (16)		Total	Accumulated Depreciation	Net	Date of Construction	Life used to compute depreciation in latest income statement (17)
				Land	Buildings and Fixtures	Land	Buildings and Fixtures	Land	Buildings and Fixtures
Completed Properties
Eagle Ridge	Birmingham, AL	$—	(1)	$851	$7,667	$—	$830	$851	$8,497	$9,348	$(1,488)	$7,860	1986	5 - 40
Abbington Place	Huntsville, AL	—	(1)	524	4,724	—	924	524	5,648	6,172	(1,104)	5,068	1987	5 - 40
Paddock Club-Huntsville	Huntsville, AL	—	(1)	1,739	17,622	—	949	1,739	18,571	20,310	(2,830)	17,480	1989/98	5 - 40
Paddock Club Montgomery	Montgomery, AL	—	(1)	965	13,190	—	437	965	13,627	14,592	(1,682)	12,910	1999	5 - 40
Calais Forest	Little Rock, AR	—	(1)	1,026	9,244	—	2,006	1,026	11,250	12,276	(3,398)	8,878	1987	5 - 40
Napa Valley	Little Rock, AR	—	(3)	960	8,642	—	1,200	960	9,842	10,802	(2,305)	8,497	1984	5 - 40
Westside Creek I	Little Rock, AR	—	(3)	616	5,559	—	822	616	6,381	6,997	(1,382)	5,615	1984	5 - 40
Westside Creek II	Little Rock, AR	4,720		654	5,904	—	375	654	6,279	6,933	(1,244)	5,689	1986	5 - 40
Tiffany Oaks	Altamonte Springs, FL	—	(3)	1,024	9,219	—	1,607	1,024	10,826	11,850	(2,556)	9,294	1985	5 - 40
Marsh Oaks	Atlantic Beach, FL	—	(3)	244	2,829	—	843	244	3,672	3,916	(1,160)	2,756	1986	5 - 40
Indigo Point	Brandon, FL	—	(4)	1,167	10,500	—	1,029	1,167	11,529	12,696	(1,126)	11,570	1989	5 - 40
Paddock Club-Brandon I & II	Brandon, FL	—	(2)	2,896	26,111	—	396	2,896	26,507	29,403	(4,384)	25,019	1997/99	5 - 40
Anatole	Daytona Beach, FL	7,000	(10)	1,227	5,879	—	888	1,227	6,767	7,994	(1,963)	6,031	1986	5 - 40
Paddock Club-Gainsville	Gainsville, FL	—	(2)	1,800	15,879	—	85	1,800	15,964	17,764	(1,717)	16,047	1999	5 - 40
Cooper’s Hawk	Jacksonville, FL	—	(6)	854	7,500	—	1,146	854	8,646	9,500	(2,548)	6,952	1987	5 - 40
Hunter’s Ridge at Deerwood	Jacksonville, FL	—	(7)	1,533	13,835	—	887	1,533	14,722	16,255	(2,645)	13,610	1987	5 - 40
Lakeside	Jacksonville, FL	—	(3)	1,431	12,883	(1)	3,846	1,430	16,729	18,159	(4,767)	13,392	1985	5 - 40
Paddock Club-Jacksonville I, II & III	Jacksonville, FL	—	(8)	2,294	20,750	(2)	807	2,292	21,557	23,849	(3,705)	20,144	1989/96	5 - 40
Paddock Club-Mandarin	Jacksonville, FL	—	(2)	1,410	14,967	—	310	1,410	15,277	16,687	(1,906)	14,781	1998	5 - 40
St. Augustine	Jacksonville, FL	—	(6)	2,858	6,475	(1)	2,816	2,857	9,291	12,148	(3,137)	9,011	1987	5 - 40
Woodbridge at the Lake	Jacksonville, FL	—	(2)	645	5,804	—	1,654	645	7,458	8,103	(2,313)	5,790	1985	5 - 40
Woodhollow	Jacksonville, FL	—	(1)	1,686	15,179	—	2,498	1,686	17,677	19,363	(4,068)	15,295	1986	5 - 40
Paddock Club-Lakeland	Lakeland, FL	—	(8)	2,254	20,452	—	1,673	2,254	22,125	24,379	(4,234)	20,145	1988/90	5 - 40
Savannahs at James Landing	Melbourne, FL	—	(6)	582	7,868	—	2,071	582	9,939	10,521	(2,845)	7,676	1990	5 - 40
Paddock Park-Ocala I	Ocala, FL	6,805	(15)	901	8,177	—	1,156	901	9,333	10,234	(1,866)	8,368	1986	5 - 40
Paddock Park-Ocala II	Ocala, FL	—	(2)	1,383	12,547	—	720	1,383	13,267	14,650	(2,582)	12,068	1988	5 - 40
Paddock Club-Panama City	Panama City, FL	—	(2)	898	14,276	—	136	898	14,412	15,310	(2,283)	13,027	2000	5 - 40
Paddock Club-Tallahassee I	Tallahassee, FL	—	(2)	1,480	13,355	—	556	1,480	13,911	15,391	(2,625)	12,766	1990/95	5 - 40
Belmere	Tampa, FL	—	(3)	851	7,667	1	2,147	852	9,814	10,666	(3,002)	7,664	1984	5 - 40
Links at Carrollwood	Tampa, FL	5,387		817	7,355	110	2,491	927	9,846	10,773	(1,588)	9,185	1980	5 - 40
High Ridge	Athens, GA	—	(3)	884	7,958	—	517	884	8,475	9,359	(1,613)	7,746	1987	5 - 40
Bradford Pointe	Augusta, GA	4,760		772	6,949	—	845	772	7,794	8,566	(1,472)	7,094	1986	5 - 40
Shenandoah Ridge	Augusta, GA	—	(3)	650	5,850	8	2,456	658	8,306	8,964	(2,667)	6,297	1982	5 - 40
Westbury Creek	Augusta, GA	2,962		400	3,626	—	544	400	4,170	4,570	(846)	3,724	1984	5 - 40
Fountain Lake	Brunswick, GA	—	(5)	502	4,551	—	1,074	502	5,625	6,127	(1,176)	4,951	1983	5 - 40
Park Walk	College Park, GA	3,175		536	4,859	—	473	536	5,332	5,868	(1,019)	4,849	1985	5 - 40
Whisperwood Spa and Club	Columbus, GA	—	(1)	4,290	42,722	(4)	4,310	4,286	47,032	51,318	(8,458)	42,860	1980/82/84/86/98	5 - 40
Willow Creek	Columbus, GA	—	(3)	614	5,523	—	1,288	614	6,811	7,425	(1,411)	6,014	1971/77	5 - 40
Terraces at Fieldstone	Conyers, GA	—	(1)	1,284	15,819	—	231	1,284	16,050	17,334	(1,812)	15,522	1999	5 - 40
Whispering Pines I	LaGrange, GA	—	(5)	454	4,116	—	685	454	4,801	5,255	(932)	4,323	1982	5 - 40
Whispering Pines II	LaGrange, GA	2,344		370	3,354	—	325	370	3,679	4,049	(743)	3,306	1984	5 - 40
Westbury Springs	Lilburn, GA	—	(1)	665	6,038	—	768	665	6,806	7,471	(1,271)	6,200	1983	5 - 40
Austin Chase	Macon, GA	—	(7)	1,409	12,687	—	(115)	1,409	12,572	13,981	(1,887)	12,094	1996	5 - 40
The Vistas	Macon, GA	3,813		595	5,403	—	667	595	6,070	6,665	(1,174)	5,491	1985	5 - 40
Georgetown Grove	Savannah, GA	10,301		1,288	11,579	—	465	1,288	12,044	13,332	(2,005)	11,327	1997	5 - 40
Island Retreat	St. Simons Island, GA	—	(1)	510	4,594	—	681	510	5,275	5,785	(807)	4,978	1978	5 - 40
Wildwood I	Thomasville, GA	—	(1)	438	3,971	—	451	438	4,422	4,860	(866)	3,994	1980	5 - 40
Wildwood II	Thomasville, GA	1,877		372	3,372	—	238	372	3,610	3,982	(706)	3,276	1984	5 - 40
Hidden Lake I	Union City, GA	4,231		675	6,128	—	942	675	7,070	7,745	(1,340)	6,405	1985	5 - 40
Hidden Lake II	Union City, GA	—	(3)	621	5,587	—	272	621	5,859	6,480	(1,109)	5,371	1987	5 - 40
Three Oaks I	Valdosta, GA	—	(1)	462	4,188	—	694	462	4,882	5,344	(1,034)	4,310	1983	5 - 40
Three Oaks II	Valdosta, GA	2,722		460	4,170	—	256	460	4,426	4,886	(816)	4,070	1984	5 - 40
Huntington Chase	Warner Robins, GA	9,282		1,160	10,437	—	383	1,160	10,820	11,980	(1,047)	10,933	1997	5 - 40

Southland Station I	Warner Robins, GA	—	(3)	777	6,992	—	838	777	7,830	8,607	(1,590)	7,017	1987	5 - 40
Southland Station II	Warner Robins, GA	—	(1)	693	6,292	—	423	693	6,715	7,408	(1,300)	6,108	1990	5 - 40
Terraces at Towne Lake	Woodstock, GA	—	(1)	3,020	27,239	(1)	451	3,019	27,690	30,709	(4,213)	26,496	1998/99	5 - 40
Fairways at Hartland	Bowling Green, KY	—	(1)	1,038	9,342	—	1,113	1,038	10,455	11,493	(2,180)	9,313	1996	5 - 40
Paddock Club Florence	Florence, KY	9,436		1,209	10,969	—	681	1,209	11,650	12,859	(2,137)	10,722	1994	5 - 40
Grand Reserve Lexington	Lexington, KY	—	(1)	2,024	30,926	—	—	2,024	30,926	32,950	(2,699)	30,251	2000	5 - 40
Lakepointe	Lexington, KY	—	(3)	411	3,699	—	900	411	4,599	5,010	(1,418)	3,592	1986	5 - 40
Mansion, The	Lexington, KY	—	(1)	694	6,242	—	1,290	694	7,532	8,226	(2,259)	5,967	1989	5 - 40
Village, The	Lexington, KY	—	(3)	900	8,097	—	1,769	900	9,866	10,766	(3,007)	7,759	1989	5 - 40
Stonemill Village	Louisville, KY	—	(1)	1,169	10,518	—	2,501	1,169	13,019	14,188	(4,101)	10,087	1985	5 - 40
Riverhills	Grenada, MS	—	(1)	153	2,092	—	610	153	2,702	2,855	(1,126)	1,729	1972	5 - 40
Crosswinds	Jackson, MS	—	(3)	1,535	13,826	—	1,610	1,535	15,436	16,971	(3,827)	13,144	1988/90	5 - 40
Pear Orchard	Jackson, MS	—	(3)	1,352	12,168	(1)	2,177	1,351	14,345	15,696	(4,527)	11,169	1985	5 - 40
Reflection Pointe	Jackson, MS	5,880	(11)	710	8,770	140	3,036	850	11,806	12,656	(3,427)	9,229	1986	5 - 40
Somerset	Jackson, MS	—	(3)	477	4,294	—	976	477	5,270	5,747	(1,599)	4,148	1981	5 - 40
Woodridge	Jackson, MS	4,479		471	5,522	—	662	471	6,184	6,655	(1,818)	4,837	1987	5 - 40
Savannah Creek	Southaven, MS	—	(3)	778	7,013	—	1,179	778	8,192	8,970	(2,016)	6,954	1989	5 - 40
Sutton Place	Southaven, MS	—	(3)	894	8,053	—	1,324	894	9,377	10,271	(2,373)	7,898	1991	5 - 40
Hermitage at Beechtree	Cary, NC	—	(3)	900	8,099	—	1,158	900	9,257	10,157	(1,903)	8,254	1988	5 - 40
Corners, The	Winston-Salem. NC	3,670		685	6,165	—	1,073	685	7,238	7,923	(2,336)	5,587	1982	5 - 40
Fairways at Royal Oak	Cincinnati, OH	—	(3)	814	7,335	—	1,235	814	8,570	9,384	(2,603)	6,781	1988	5 - 40
Woodwinds	Aiken, SC	—	(1)	503	4,540	—	608	503	5,148	5,651	(1,052)	4,599	1988	5 - 40
Tanglewood	Anderson, SC	—	(1)	427	3,853	—	1,003	427	4,856	5,283	(1,528)	3,755	1980	5 - 40
Paddock Club-Columbia	Columbia, SC	—	(1)	1,840	16,560	—	934	1,840	17,494	19,334	(3,248)	16,086	1989/95	5 - 40
The Fairways	Columbia, SC	7,735	(12)	910	8,207	—	576	910	8,783	9,693	(2,613)	7,080	1992	5 - 40
Highland Ridge	Greenville, SC	—	(9)	482	4,337	—	656	482	4,993	5,475	(1,351)	4,124	1984	5 - 40
Howell Commons	Greenville, SC	—	(3)	1,304	11,740	—	930	1,304	12,670	13,974	(2,807)	11,167	1986/88	5 - 40
Paddock Club-Greenville	Greenville, SC	—	(1)	1,200	10,800	—	460	1,200	11,260	12,460	(2,085)	10,375	1996	5 - 40
Park Haywood	Greenville, SC	—	(3)	325	2,925	35	3,040	360	5,965	6,325	(1,742)	4,583	1983	5 - 40
Spring Creek	Greenville, SC	—	(9)	597	5,374	—	935	597	6,309	6,906	(1,712)	5,194	1985	5 - 40
Runaway Bay	Mt. Pleasant, SC	—	(9)	1,085	7,269	—	1,255	1,085	8,524	9,609	(2,428)	7,181	1988	5 - 40
Park Place	Spartanburg, SC	—	(3)	723	6,504	—	1,072	723	7,576	8,299	(1,542)	6,757	1987	5 - 40
Steeplechase	Chattanooga, TN	—	(3)	217	1,957	—	1,508	217	3,465	3,682	(1,279)	2,403	1986	5 - 40
Windridge	Chattanooga, TN	5,098		817	7,416	—	733	817	8,149	8,966	(1,511)	7,455	1984	5 - 40
Oaks, The	Jackson, TN	—	(1)	177	1,594	—	903	177	2,497	2,674	(883)	1,791	1978	5 - 40
Post House Jackson	Jackson, TN	5,095		443	5,078	—	1,505	443	6,583	7,026	(1,748)	5,278	1987	5 - 40
Post House North	Jackson, TN	3,375	(13)	381	4,299	(57)	1,234	324	5,533	5,857	(1,615)	4,242	1987	5 - 40
Williamsburg Village	Jackson, TN	—	(3)	523	4,711	—	808	523	5,519	6,042	(1,663)	4,379	1987	5 - 40
Woods at Post House	Jackson, TN	5,152		240	6,839	—	866	240	7,705	7,945	(2,697)	5,248	1997	5 - 40
Crossings	Memphis, TN	—	(5)	554	2,216	—	980	554	3,196	3,750	(1,269)	2,481	1973	5 - 40
Eastview	Memphis, TN	11,359		700	9,646	—	2,547	700	12,193	12,893	(4,631)	8,262	1973	5 - 40
Gleneagles	Memphis, TN	—	(1)	443	3,983	—	2,248	443	6,231	6,674	(3,083)	3,591	1975	5 - 40
Greenbrook	Memphis, TN	—	(4)	2,100	24,468	25	13,567	2,125	38,035	40,160	(12,018)	28,142	1974/78/83/86	5 - 40
Hickory Farm	Memphis, TN	—	(1)	580	5,220	(19)	1,291	561	6,511	7,072	(2,017)	5,055	1985	5 - 40
Kirby Station	Memphis, TN	—	(3)	1,148	10,337	—	2,913	1,148	13,250	14,398	(4,065)	10,333	1978	5 - 40
Lincoln on the Green	Memphis, TN	—	(8)	1,498	20,483	—	8,890	1,498	29,373	30,871	(7,515)	23,356	1988/98	5 - 40
Park Estate	Memphis, TN	—	(4)	178	1,141	—	2,771	178	3,912	4,090	(1,482)	2,608	1974	5 - 40
Reserve at Dexter Lake I	Memphis, TN	—	(5)	1,260	16,043	—	121	1,260	16,164	17,424	(1,460)	15,964	1999	5 - 40
River Trace I	Memphis, TN	—	(1)	881	7,996	—	1,362	881	9,358	10,239	(1,892)	8,347	1981	5 - 40
River Trace II	Memphis, TN	5,309		741	6,727	—	488	741	7,215	7,956	(1,394)	6,562	1985	5 - 40
Paddock Club-Murfreesboro	Murfreesboro, TN	—	(1)	915	14,774	—	93	915	14,867	15,782	(1,698)	14,084	1999	5 - 40
Brentwood Downs	Nashville, TN	—	(1)	1,193	10,739	—	1,265	1,193	12,004	13,197	(3,691)	9,506	1986	5 - 40
Park at Hermitage	Nashville, TN	7,045		1,524	14,800	—	2,453	1,524	17,253	18,777	(4,893)	13,884	1987	5 - 40
Balcones Woods	Austin, TX	—	(2)	1,598	14,398	—	2,511	1,598	16,909	18,507	(3,788)	14,719	1983	5 - 40
Stassney Woods	Austin, TX	4,200		1,621	7,501	—	2,068	1,621	9,569	11,190	(2,835)	8,355	1985	5 - 40
Travis Station	Austin, TX	3,715		2,282	6,169	(1)	1,606	2,281	7,775	10,056	(2,235)	7,821	1987	5 - 40
Celery Stalk	Dallas, TX	8,460		1,463	13,165	(1)	3,091	1,462	16,256	17,718	(5,043)	12,675	1978	5 - 40
Courtyards at Campbell	Dallas, TX	—	(2)	988	8,893	—	1,073	988	9,966	10,954	(1,654)	9,300	1986	5 - 40
Deer Run	Dallas, TX	—	(2)	1,252	11,271	—	1,326	1,252	12,597	13,849	(2,163)	11,686	1985	5 - 40
Lodge at Timberglen	Dallas, TX	4,740		825	7,422	(1)	2,418	824	9,840	10,664	(3,121)	7,543	1983	5 - 40
Westborough Crossing	Katy, TX	3,958		677	6,091	(1)	1,250	676	7,341	8,017	(2,276)	5,741	1984	5 - 40
Kenwood Club	Katy, TX	—	(2)	1,002	17,288	—	57	1,002	17,345	18,347	(1,570)	16,777	2000	5 - 40
Highwood	Plano, TX	—	(4)	864	7,783	—	968	864	8,751	9,615	(1,551)	8,064	1983	5 - 40
Cypresswood Court	Spring, TX	3,330		577	5,190	(1)	1,241	576	6,431	7,007	(2,026)	4,981	1984	5 - 40
Green Tree Place	Woodlands, TX	3,180		539	4,850	—	1,077	539	5,927	6,466	(1,834)	4,632	1984	5 - 40
Township	Hampton, VA	10,800	(14)	1,509	8,189	—	2,774	1,509	10,963	12,472	(2,095)	10,377	1987	5 - 40

Total Completed Properties		$185,394		$118,791	$1,099,979	$228	$162,236	$119,019	$1,262,215	$1,381,234	$(279,926)	$1,101,308		5 - 40

Construction of Units in Lease-Up
Reserve at Dexter Lake Phase II	Memphis, TN	$—	(5)	$895	$16,496	$—	$(171)	$895	$16,325	$17,220	$(1,092)	$16,128	2001	5 - 40
Reserve at Dexter Lake Phase III	Katy, TX	—	(5)	1,252	15,355	—	—	1,252	15,355	16,607	(462)	16,145	2001	5 - 40
Grand View Nashville	Nashville, TN	—	(5)	2,963	33,448	1	889	2,964	34,337	37,301	(2,113)	35,188	2001	5 - 40

Total Construction of Units in Lease-Up		$—		$5,110	$65,299	$1	$718	$5,111	$66,017	$71,128	$(3,667)	$67,461

Total Properties		$185,394		$123,901	$1,165,278	$229	$162,954	$124,130	$1,328,232	$1,452,362	$(283,593)	$1,168,769

Land Held for Future Developments	Various			$—	$1,366	$—	$—	$—	$1,366	$1,366	$—	$1,366	N/A	N/A
Commercial Properties	Various			300	2,769	—	6,996	300	9,765	10,065	(2,977)	7,088	Various	5 - 40

Total Other		$—		$300	$4,135	$—	$6,996	$300	$11,131	$11,431	$(2,977)	$8,454

Total Real Estate Assets		$185,394		$124,201	$1,169,413	$229	$169,950	$124,430	$1,339,363	$1,463,793	$(286,570)	$1,177,223

(1)	Encumbered by a $420 million FNMA facility, with an outstanding balance of $227.5 million with a variable interest rate of 2.039% on which there exists five interest rate swap agreements all for $25 million at 6.195%, 6.330%, 7.165%, 7.390% and 7.4125% at December 31, 2002.

(2)	Encumbered by a $130 million FNMA facility, with an outstanding balance of $119.4 million, $9.4 million of which had a variable interest rate of 2.366% $65 million with a fixed rate of 7.712%, $25 million with a fixed rate of 6.920% and $20 milllion with a fixed rate of 5.770% at December 31, 2002.

(3)	Encumbered by a $142 million bond with a maturity of March 3, 2003 and an average interest rate of 6.376%. This debt was refinanced with the FNMA Facility on March 3, 2003.

(4)	Encumbered, along with one corporate property, by a mortgage with a principal balance of $34.4 million at December 31, 2002, with a maturity of October 1, 2006 and an interest rate of 6.050%.

(5)	Encumbered by a credit line with AmSouth Bank, with an outstanding balance of $503,000 at December 31, 2002, with a variable interest rate of 2.730%.

(6)	Encumbered by a mortgage securing a tax-exempt bond amortizing over 25 years with principal balance of $14.7 million at December 31, 2002, and an average interest rate of 5.750%.

(7)	Encumbered by a mortgage securing a tax-exempt bond amortizing over 25 years with a principal balance of $13.2 million at December 31, 2002, and an average interest rate of 5.281%.

(8)	Encumbered by a $47.5 million mortgage with a maturity of December 15, 2004 and an interest rate of 6.040%

(9)	Encumbered by a mortgage securing a tax-exempt bond amortizing over 25 years with a principal balance of $9.1 million at December 31, 2002, and an average interest rate of 6.090%.

(10)	Encumbered by $7 million in bonds on which there exists a $7 million interest rate swap fixed at 3.945% and maturing on October 24, 2007.

(11)	Encumbered by $5.9 million in bonds on which there exists a $5.9 million interest rate swap fixed at 5.037% and maturing on June 15, 2008.

(12)	Encumbered by $7.7 million in bonds on which there exists a $7.7 million interest rate swap fixed at 5.287% and maturing on June 15, 2008.

(13)	Encumbered by $3.4 million in bonds on which there exists a $3.4 million interest rate swap fixed at 5.037% and maturing on June 15, 2008.

(14)	Encumbered by $10.8 million in bonds on which there exists a $10.8 million interest rate swap fixed at 2.770% and maturing on October 24, 2007.

(15)	Encumbered by $6.8 million in bonds on which there exists a $6.8 million rate cap of 6.000% which terminates on October 24, 2007.

(16)	The aggregate cost for Federal income tax purposes was approximately $1,490 million at December 31, 2002. The aggregate cost for Federal income tax purposes exceeds the total gross amount of real estate assets for book purposes, principally due to purchase accounting adjustments recorded under accounting principles generally accepted in the United States of America.

(17)	Depreciation is on a straight line basis over the estimated useful asset life which ranges from 8 to 40 years for land improvements and buildings and 5 years for furniture, fixtures and equipment.

Mid-America Apartment Communities, Inc.

Schedule III

Real Estate Investments and Accumulated Depreciation

A summary of activity for real estate investments and accumulated depreciation is as follows:

	Year Ended December 31,
Dollars in thousands	2002	2001	2000
Real estate investments:
Balance at beginning of year	$1,442,675	$1,422,748	$1,388,689
Acquisitions	33,933	—	24,358
Improvement and development	25,353	35,862	70,858
Disposition of real estate assets	(38,168)	(15,935)	(61,157)

Balance at end of year	$1,463,793	$1,442,675	$1,422,748

Accumulated depreciation:
Balance at beginning of year	$229,913	$183,652	$146,611
Depreciation	54,095	52,273	50,985
Disposition of real estate assets	(415)	(6,012)	(13,944)

Balance at end of year	$283,593	$229,913	$183,652

The Company’s consolidated balance sheet at December 31, 2002 includes accumulated depreciation of $2,977 in the caption “Commercial properties, net”.

See accompanying independent auditors’ report.